Exhibit 10.1

Qitaihe City Boli Yida Coal Selection Co., Ltd.

Repurchase Agreement for Coking Coal Gas Power Generation Project

Party A: Xi’an TCH Energy Technology Co., Ltd. (“Party A”)

Address: 86 Gao Xin Road, High-tech Zone, Xi’an

Legal Representative: Guohua Ku

Party B: Qitaihe City Boli Yida Coal Selection Co., Ltd. (“Party B”)

Address: Boli County, Qitaihe City, Heilongjiang Province

Legal Representative: Junli Wang

Whereas, Party A and Party B entered into Coking Coal Gas Power Generation Project Asset Transfer Agreement on June 28, 2014 (“Original Agreement”); Pursuant to the Original Agreement, Party B agrees to transfer all assets stipulated on Exhibit A of this agreement - Assets Transfer List to Party A. Parties agreed that the transfer price is RMB 115 million in total by issuing common stock shares of China Recycling Energy Corporation (“CREG”), which is a NASDAQ listed company and the parent company of Party A, to the legal entity designated by Party B. Party A issued 8,233,779 shares of CREG common stock at $2.27 per share. The ownership of assets of the Project belongs to Party A.

Thereafter, two parties signed Lease Agreement for Coking Coal Gas Power Generation Project with 15 years of lease term on June 28, 2014. Party B operates the project nearly 2 years as of now. Party B paid RMB 3 million of rental fee to Party A for each month.

Due to Party B needs asset restructuring, Party B proposed to repurchase the Coking Coal Gas Power Generation Project from Party A and terminate Lease Agreement for Coking Coal Gas Power Generation Project. Through full consultation, the two parties reached followings in connection with the repurchase of project and termination of lease agreement.

One, Settlement Methods

Party A shall transfer all the project assets under the Original Agreement to Party B and agree to terminate the Lease Agreement of Coking Coal Gas Power Generation Project.

Two, Debt Disposal

Party B shall pay off RMB 6 million of rental fees for April and May of 2016 to Party A within five business days since the execution of the agreement.

Three, Transfer Price and Payment Method & Schedule

Through amicable negotiation, the two parties agreed that the transfer price of the coking coal gas power generation project assets is RMB 112 million in total (“Transfer Price”). Party B agrees to repurchase the gas power generation project and its relative assets at such transfer price.

Within 5 business days since the execution of the agreement, Party B shall pay RMB 50 million to Party A. Within 15 business days since the execution of the agreement, Party B shall pay RMB 62 million to Party A.

Four, Content and Method of Assets Transfer

The transferred assets of the coking coal gas power generation project include all above-ground structures on site and their attachments as well as machinery equipment used for the Project.

Within three business days after Party B pays off entire transfer price and rental fees, two Parties shall designate their personnel to conduct an actual turn-over of the transferred assets on the site and the ownership of corresponding assets of Project shall be transferred from Party A to Party B.

Before the actual turn-over of the transfer assets, Party B shall not hinder Party A's management and control over the Project and its corresponding assets through trespassing, damaging, impairing or in any other ways and for any reason; and Party A also shall not demolish, damage and transfer the Project and its corresponding assets.

Five, Waiver Clause:

After Party B pays off the entire Transfer Price within the agreed time according to section three of this Agreement, Party A agrees not to take actions against Party B for breach of Lease Agreement of Coking Coal Gas Power Generation Project.

Six, Termination of the Original Cooperative Agreement

The Lease Agreement of Coking Coal Gas Power Generation Project signed by Party A and Party B shall be terminated on the date when Party B pays off the entire Transfer Price within the agreed date according to section two of this Agreement, and both parties shall not continue the performance of the original Lease Agreement of Coking Coal Gas Power Generation Project.

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Seven, Liability for Breach of the Agreement

If Party B fails to pay off the entire transfer price within the time agreed in this Agreement, this Agreement is automatically terminated on the due date of the payment date and the ownership of the Coking Coal Gas Power Generation Project and its corresponding assets belongs to Party A, and both parties shall continue performing their respective rights and obligations under Lease Agreement of Coking Coal Gas Power Generation Project as well as assuming the corresponding liabilities for breach of the Lease Agreement of Coking Coal Gas Power Generation Project.

Eight, Settlement of Disputes

Any dispute over this Agreement shall be solved through consultation between both parties and if consultation fails, any party may file a lawsuit to the local people’s court where Party A is located.

Nine, this Agreement takes effect on the date of signing and sealing by Party A, Party B and Party C.

Ten, this Agreement is signed in six copies and each party holds two copies and they all have the same legal effect.

Eleven, anything not covered in this Agreement shall be consulted by both parties.

Party A: Xi’an TCH Energy Technology Co., Ltd. (stamp)

Authorized Representative: /s/ Wang Geyun

Party B: Qitaihe City Boli Yida Coal Selection Co., Ltd. (stamp)

Authorized Representative: /s/ Liu Gui

Date of Signature: June 22, 2016

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